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                         UNITED HEALTHCARE CORPORATION

                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


Section 1.  Purpose.

          This plan shall be known as the "United HealthCare Corporation Nonemployee Director Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of United HealthCare Corporation, a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable independent directors and by providing additional incentive for these directors to increase their interest in the Company's long-term success and progress.

Section 2.  Administration.

          The Plan shall be administered by a committee (the "Committee") of three or more persons appointed by the Board of Directors of the Company.
Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 6. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

Section 3.  Participation in the Plan.

          Each director of the Company shall be eligible to participate in the Plan unless such director is an employee of the Company or any subsidiary of the Company.

Section 4.  Stock Subject to the Plan.

          Subject to the provisions of Section 10 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Subject to adjustment as provided in Section 10 hereof, the maximum number of shares with respect to which options may be exercised under this Plan shall be 350,000 shares. If an option under the Plan expires, or for any reason is terminated, any shares that have not been purchased upon exercise of the option prior to the expiration or termination date shall again be available for options thereafter granted during the term of the Plan.

Section 5.  Nonqualified Stock Options.
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          All options granted under the Plan shall be nonqualified stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Section 6.  Terms and Conditions of Options.

          Each option granted under this plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Annual Option Grants.  Each eligible director of the Company in
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office on the first business day immediately following each annual meeting of the Company's shareholders (the "Annual Option Grant Date") held during the term of the Plan shall be granted automatically on the Annual Option Grant Date an option to purchase 4,000 shares of Common Stock, provided that no director shall be granted an option with respect to an Annual Option Grant Date if such director has been granted an option under Section 6(b) hereof within 12 months of such Annual Option Grant Date, and except that, in lieu thereof, each eligible director of the Company who is in office on the Annual Option Grant Date immediately following the 1995 annual meeting of shareholders (the "1995 Annual Meeting"), shall be granted automatically (i) an option to purchase 16,000 shares of Common Stock on the Annual Option Grant Date following the 1995 Annual Meeting, (ii) an option to purchase 8,000 shares of Common Stock on the Annual Option Grant Date following the 1996 annual meeting of shareholders, and
(iii) an option to purchase 4,000 shares of Common Stock on each Annual Option Grant Date thereafter. Each option granted pursuant to this Section 6(a) shall have an exercise price as determined pursuant to Section 7 hereof.

          (b) Initial Option Grants.  Each eligible director of the Company that
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is elected to the Board of Directors after the Annual Option Grant Date following the 1995 Annual Meeting shall be granted automatically on the date that the director is elected to the Board of Directors an option to purchase 9,000 shares of Common Stock. Notwithstanding Section 6(e), the options granted pursuant to this Section 6(b) shall not be exercisable for a period of one year after the date on which they were granted, but thereafter will become exercisable as to one-third of the sharesv covered by the option on each anniversary date of the option grant. Each option granted pursuant to this
Section 6(d) shall have an exercise price as determined pursuant to Section 7 hereof.

          (c) Options Non-Transferable.  No option granted under the Plan shall
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be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided

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in Section 6(f) hereof.  During the lifetime of the optionee, the options shall be exercisable only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during such optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d) Period of Options. Options shall terminate upon the expiration of
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10 years from the date on which they were granted.

          (e)  Exercise of Options.
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          (i) Options granted under the Plan shall not be exercisable for a period of six months after the date on which they were granted, but thereafter will be exercisable in full at any time or from time to time during the term of the option, provided that options granted under the Plan may become fully exercisable upon a director's resignation from the Board of Directors or death of the optionee.

          (ii) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any federal or state securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

          (iii) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including check, bank draft or money order).

     (f) Effect of Death.  If the optionee shall die prior to the time the
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option is fully exercised, such option may be exercised at any time within one year after his or her death by the personal representatives or administrators of the optionee or by any person or persons to whom the option is

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  transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of death and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

Section 7.  Option Exercise Price.

     The option exercise price per share for the shares covered by each option shall be equal to the "fair market value" of a share of Common Stock as of the date on which the option is granted. For the purposes of the Plan, the fair market value of the Common Stock on a given date shall be the closing price of the Common Stock on such date on the New York Stock Exchange, Inc. (the "NYSE") Composite Tape, if the Common Stock is then being traded on the NYSE. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

Section 8.  Time for Granting Options.

     Unless the Plan shall have been discontinued as provided in Section 12 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 11 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

Section 9.  Limitation of Rights.

    (a) No Right to Continue as a Director. Neither the Plan, nor the granting
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  of an option nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

    (b) No Shareholder Rights for Options.  An optionee shall have no rights as
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  a shareholder with respect to the shares covered by options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for cash dividends or other rights for which the record date is prior to the date such certificate is issued.

Section 10.  Adjustments to Common Stock.

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock

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dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices thereof in order to prevent dilution or enlargement of option rights.

Section 11.  Effective Date of the Plan.

     The Plan shall take effect immediately upon its approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and voted at a duly held meeting of shareholders of the Company.

Section 12.  Amendment of the Plan.

     The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall be made that (a) absent such shareholder approval, would cause Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation thereto, to become unavailable with respect to the Plan, or (b) requires the approval of the Company's shareholders under any rules or regulations of the NYSE that are applicable to the Company. The Board shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

Section 13.  Governing Law.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.

Section 14.  Compliance with Exchange Act.

     Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

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